UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 14, 2008 (November 10, 2008)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Company Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2008, the Registrant’s wholly owned subsidiary, Endo Pharmaceuticals Inc. (“Endo”) entered into an agreement (the “Agreement”) with UBS AG (“UBS”) whereby Endo elected to accept an offer (the “Offer”) of Auction Rate Securities Rights (the “Rights”) made by UBS in October 2008 to Endo and other clients of UBS Securities LLC and UBS Financial Services Inc. (collectively, the “UBS Entities”), pursuant to which Endo is entitled to sell to UBS all auction rate securities held by Endo as of February 13, 2008 in a UBS account (the “Eligible Auction Rate Securities”). The Rights granted to Endo under the Agreement permit Endo to require UBS to purchase the Eligible Auction Rate Securities for a price equal to original par value plus any accrued but unpaid dividends or interest beginning on June 30, 2010 and ending on July 2, 2012 (the “Expiration Date”).

The Offer was made pursuant to agreements in principle entered into by the UBS Entities with the Securities and Exchange Commission, the New York Attorney General, the Texas State Securities Board and other state regulatory agencies represented by North American Securities Administrators Association, and a settlement agreement with the Massachusetts Securities Division to settle investigations brought by each of these agencies against the UBS Entities relating to the sale and marketing of auction rate securities. The alleged conduct underlying these investigations suggested that the UBS Entities marketed auction rate securities as cash alternatives but failed to adequately disclose liquidity risk. Under the terms of the Agreement, we released UBS and its employees and agents from all claims except claims for consequential damages directly or indirectly relating to UBS’s marketing and sale of auction rate securities.

As part of the Agreement, Endo granted to the UBS Entities the sole discretion and right to sell or otherwise dispose of, and/or enter orders in the auction process with respect to the Eligible Auction Rate Securities on Endo’s behalf until the Expiration Date, without prior notification, so long as Endo receives a payment of par value plus any accrued but unpaid dividends or interest upon any sale or disposition.

In addition, as part of the Agreement, the UBS Entities will offer “no net cost” loans to Endo, should Endo desire to borrow money prior to the commencement of the exercise period for the Rights. Under the terms of the Agreement, Endo may be eligible for “no net cost” loans for an amount up to 75% of the market value of the Eligible Auction-Rate Securities at the time of the loan. The loans will become fully payable as soon as UBS receives the proceeds from a purchase of the Eligible Auction Rate Securities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety to (i) the UBS Offering Letter to Endo dated October 8, 2008, together with the Acceptance Form of Endo dated November 10, 2008, both of which will be filed with the exhibits to the Company’s annual report on Form 10-K for the year-ended December 31, 2008, and (ii) UBS AG’s filings with the Securities and Exchange Commission relating to the Auction Rate Securities Rights, including without limitation UBS AG’s Registration Statement on Form F-3 as filed with the Commission on October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name: Caroline B. Manogue Title: Executive Vice President, Chief Legal Officer & Secretary

Dated: November 14, 2008